UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                              SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_]CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             ENTROPIN, INC.
           ---------------------------------------------------
            (Name of Registrant as Specified In Its Charter)


           ---------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                                    2

                             ENTROPIN, INC.
                           45926 Oasis Street
                             Indio, CA 92201

                          _____________________

                             PROXY STATEMENT

                          _____________________


                                 GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Entropin, Inc., a Colorado corporation (the "Company" or "Entropin"), for use at the Annual Meeting of Shareholders to be held on Thursday, June 28, 2001, at 9:00 A.M., Pacific Daylight Time (the "Annual Meeting"), or at any continuation, postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Indian Wells Resort Hotel, 76661 Highway 111, Indian Wells, California 92210. The Proxy and Proxy Statement will be mailed to Shareholders on or about May 28, 2001.

                          REVOCABILITY OF PROXY

     If the enclosed Proxy is executed and returned, it will be voted on the proposals as indicated by the shareholder. The Proxy may be revoked by the shareholder at any time prior to its use by notice in writing to the Secretary of the Company, by executing a later dated proxy and delivering it to the Company prior to the meeting or by voting in person at the meeting.

                              SOLICITATION

     The cost of preparing, assembling and mailing the Notice of Meeting, Proxy Statement and Proxy (the "Proxy Materials"), miscellaneous costs with respect to the Proxy Materials and solicitation of the Proxies will be paid by the Company. The Company also may use the services of its directors, officers and employees to solicit Proxies, personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold such shares and request authority for the execution of the Proxies. The Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

              VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     Shareholders of record at the close of business on May 14, 2001 will be entitled to vote on all matters. On the record date the Company had 9,706,777 shares of Common Stock ($.001 par value) (the "Common Stock") outstanding. The holders of the Common Stock are entitled to one vote per share. The Company has no classes of voting securities outstanding other than its Common Stock.

One-third of the issued and outstanding shares of all classes of voting securities entitled to vote, represented in person or by proxy, constitutes a quorum at any Shareholders' meeting. Broker non-votes and abstentions will be counted for purposes of determining a quorum; however, they will not be counted as votes cast. Therefore, such votes will not have the effect of a negative vote or a vote against any proposal.

     The following table sets forth certain information regarding the holdings of Common Stock by (1) each person who, as of May 1, 2001 holds of record or is known by us to hold beneficially or of record, more than 5% of our Common Stock, (2) each executive officer and director, and (3) all officers and directors as a group. The address of each person is our address at 45926 Oasis Street, Indio, California 92201. The beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days after the record date are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

                                      Number of             Percentage
                                       Shares               of Shares
                                    Beneficially           Beneficially
Name of Beneficial Owners               Owned                 Owned
-------------------------               -----                 -----

Thomas G. Tachovsky                     86,000(1)              0.9

Higgins D. Bailey                    1,551,593(2)             16.0

Thomas T. Anderson                   1,269,093(3)             13.1

James E. Wynn                          506,085(4)              5.2

Donald Hunter                          581,400(5)              6.0

Wilson S. Benjamin                      70,000(6)              0.7

Joseph R. Ianelli                       20,000(7)              0.2

Randall L. Carpenter                     1,334(8)               *

Paul V. Maier                            6,003(9)               *

Patricia G. Kriss                       23,175(10)             0.2

All current directors and executive
officers as a group (7 persons)      1,758,105                18.1

___________________
*    Less than 1/10 of 1%.
(1) Includes 80,000 shares issuable upon exercise of stock options. Does not include up to 300,000 shares issuable upon exercise of stock options which are not vested.
(2) Includes 1,289,093 shares owned in joint tenancy with Shirley A. Bailey, the spouse of Dr. Bailey, and 262,500 shares that are issuable upon exercise of stock options.
(3) Held of record by Dr. Bailey as security for a loan made by Dr. Bailey to Mr. Anderson.
(4) Represents 401,085 shares which are owned in joint tenancy with Joyce Wynn, the spouse of Dr. Wynn, 45,000 shares held solely by Joyce Wynn, and 60,000 shares that are issuable upon exercise of stock options.
(5) Information is based upon public documents and information provided to the Company prior to Mr. Hunter's resignation. Of these shares, 43,900 shares are held in the name of Deloras Decker Hunter, Trustee of the Deloras Decker Hunter Generation Skipping Trust and 80,000 are held directly by Mr. Hunter. Deloras Decker Hunter is the spouse of Mr. Hunter and Mr. Hunter is deemed to have voting control over these 43,900 shares. In addition, includes 457,500 shares that are issuable upon exercise of stock options.
(6) Includes 50,000 shares owned indirectly by ATO Ram 2, Ltd. of which Mr. Benjamin is partner and 20,000 shares that are issuable upon exercise of stock options.
(7)  Represents shares issuable upon exercise of stock options.
(8)  Includes 6,003 shares accrued but not issued to Mr. Maier.

(9)  Includes 1,334 shares accrued but not issued to Dr. Carpenter.
(10) Includes 1,300 shares held by Ms. Kriss, 800 shares held in the Ronald
     F. Kriss IRA, 1,075 shares owned jointly by Ronald F. Kriss and Patricia G. Kriss, and 20,000 shares issuable upon exercise of vested Stock options granted to Ms Kriss. Ronald F. Kriss is the husband of Ms. Kriss.



                               PROPOSAL 1
                          ELECTION OF DIRECTORS

     Two directors will be elected at the Annual Meeting. The Board of Directors is divided into three classes with staggered terms of office. The Class I directors to be elected are Paul V. Maier and Randall L. Carpenter. The directors will serve until the date of the 2004 Annual Meeting of Shareholders. At each Annual Meeting after 2001, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term. The existing Class II directors, Wilson S. Benjamin and Joseph R. Ianelli will continue to serve until the 2002 Annual Meeting of Shareholders; the existing Class III directors, Higgins D. Bailey and Thomas G. Tachovsky will continue to serve until the 2003 Annual Meeting of Shareholders. Daniel L. Arzanoff, Donald Hunter and James E. Wynn resigned since the 2000 Annual Meeting of Shareholders.
Paul V. Maier and Randall L Carpenter were appointed by the Board to fill vacancies until the 2001 Annual Meeting of Shareholders.

     Directors are elected by a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors. If, prior to the Annual Meeting, any nominee should become unavailable for election, an event which currently is not anticipated by the Board, the proxies will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for all of the individuals who have been directors since the 2000 Annual Meeting of Shareholders and for each person nominated.

     HIGGINS D. BAILEY, Ed.D. joined us as an officer and director in July 1992 and is currently our Chairman of the Board. From July 1995 to December 1996, Dr. Bailey was President and Chief Executive Officer for the Pharmaceutical Educational and Development Foundation at the Medical University of South Carolina, Charleston, South Carolina, which formulates and manufactures pharmaceutical products. Since 1991, he has served as the business manager for Thomas T. Anderson Law Firm, Indio, California. Thomas
T. Anderson is one of our principal Shareholders. Dr. Bailey received a B.A. degree in biology from Eastern Washington University, a M.S. degree in program planning and personnel and a Ed.D. degree in administration and management from the University of California, Berkeley, California.

     WILSON S. BENJAMIN joined us as a director in February 2000. Since 1992 he has been the President and Chief Executive Officer of Al Fawaris Co. where he is responsible for Al Fawaris' investments and participation in the management of certain of its portfolio companies. Since 1992 he has also served as the Chairman of the Board of Directors and Chief Executive Officer of ATO Ram 2 Ltd. where he is responsible for managing ATO's operations and its investments in public and private companies in the United States, Europe and the Persian Gulf States. Since 1999, he has been the Chairman of the Board of Directors of Arab Commercial TV Co., a cable television broadcasting company. Mr. Benjamin received a B.A. in business administration from Al Hikma University in Baghdad, Iraq.

     RANDALL L. CARPENTER, M.D. joined us as a director in January 2000. From 1998 though 2000, Dr. Carpenter served as Vice President, Clinical Research & Development for Adolor Corporation and was the Director, 1998, and Associate Director, 1997 of Astra USA, Westboro, Massachusetts and Astra Pain Control, Sodertalje, Sweden. He has also served as an adjunct Associate Professor in the Department of Anesthesiology at Duke University Medical Center since 1998. From 1994 to 1997, he was an Associate Professor in the Department of Anesthesia at the Bowman Gray School of Medicine of Wake Forest University. Dr. Carpenter received a B.S. degree in Microbiology from the University of Michigan and a M.D. degree from the University of Michigan Medical School.

     JOSEPH R. IANELLI joined us as a director in February 2000. From 1999 through 2000 he was the President and Chief Executive Officer of PharmaConnect, Inc. responsible for design and development of an internet website for physicians. From 1999 through 2000 he also served as the President and Chief Executive Officer of Renaissance Pharmaceuticals, Inc. a development stage company involved in drug delivery technologies. From 1983 to January 1999 he served as the Senior Vice President of Business Development for Astra U.S.A., Inc. where he was responsible for acquisitions and licensing. At Astra, he served on the Executive Committee and was a member of the Management Advisory Board. Mr. Ianelli received a B.A. in Biology from Marist College, a M.A. in Biology from the State University of New York and an M.B.A. from Iona College.

     PAUL V. MAIER joined us as a director in July 2000. Since 1992 he has been the Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals, Inc. and has been a director and Chief Executive Officer of several of its subsidiaries. Mr. Maier has also been a Director, Vice Chairman and Treasurer of The Wellness Community in San Diego, California since 1993. Mr. Maier received a B.S. in Business Logistics from Pennsylvania State University and an M.B.A. from Harvard University.

     THOMAS G. TACHOVSKY, Ph.D. joined us as a director, President and Chief Executive Officer in November 1999. Since June 1997 he has held a series of interim senior management positions in development stage bio-pharmaceutical companies including Redox Pharmaceuticals Corporation; Novavax, Inc. and Paracelsian, Inc. From June 1995 to November 1997, he was a director and executive vice-president of Protyde Pharmaceuticals, Inc. From June 1991 to February 1998, he was general partner of MATCO & Associates, a bio-pharmaceutical industry consulting firm for corporate partnering, technology assessment and market valuation. He has held business development positions with Cytogen Corporation and Creative Biomolecules and was a research and development manager with Johnson & Johnson. Dr. Tachovsky received a B.S. degree in biology from Gonzaga University; a M.S. degree in management from Lesley College; and a Ph.D degree in microbiology from the University of Rochester School of Medicine.

     THE BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 1 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR RANDALL L. CARPENTER AND PAUL V. MAIER, AS CLASS I DIRECTORS.

     It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such directors unless otherwise instructed in such Proxy.


                    DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the names, ages and positions of our executive officers and directors:


     Name            Age         Position
     ----            ---         --------

Thomas G. Tachovsky  54   President, Chief Executive Officer and Director


Higgins D. Bailey    70   Chairman of the Board

Pat Kriss            50   Chief Financial Officer, Secretary and Treasurer

Wilson S. Benjamin   57   Director

Paul V. Maier        53   Director

Randall L. Carpenter 47   Director

Joseph R.  Ianelli   62   Director


     All members of the Board hold office until the election and qualification of their successors, or until death, resignation or removal. Wilson S. Benjamin, Randall L. Carpenter, Joseph R. Ianelli and Paul V. Maier are independent directors. Officers serve at the discretion of the Board of Directors.

                       SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation paid to our Executive Officers for the calendar years 1998, 1999 and 2000.

<CAPTION
                                                                   Long Term
                                         Annual Compensation   Compensation Awards
                                                               -------------------
                                                               Restricted
                                                                 Stock    Options &    Other
Name and Position               Year    Salary ($)   Bonus ($)   Awards     SARs    Compensation
-----------------               ----    ----------   ---------   ------     ----    ------------
Thomas G. Tachovsky,
President and CEO
since 11/99(1)                  2000    $200,000     $20,000      -0-       -0-          -0-

Patricia G. Kriss,
Chief Financial Officer,
Secretary and Treasurer
since 1/00(2)                   2000    $100,000       -0-        -0-      20,000        -0-

Thomas G. Tachovsky,
President and CEO since 1/99(1) 1999      22,051       -0-        -0-     380,000        -0-

Donald Hunter,
CEO from 5/99 to 11/99(3)       1999       -0-         -0-        -0-     277,500        -0-

Higgins D. Bailey,
Chairman and CEO
from 1/98 to 9/98(4)            1998       -0-         -0-        -0-     212,500        -0-

__________________________________

(1) Dr. Tachovsky received options to purchase 400,000 shares of our Common Stock at $5.00 per share of which 100,000 shares are exercisable upon completion of the first Phase III trial; 150,000 shares upon submission of the NDA and 150,000 shares upon approval of the NDA he subsequently assigned 20,000 of these options to Patricia G. Kriss, the Chief Financial Officer. The options expire five years from the date they become exercisable. During 2000 Dr. Tachovsky was granted $20,000 worth of shares of stock registered in accordance with the Company's S-8 registration statement as a performance bonus.

(2) Ms Kriss was granted 20,000 shares as assigned by Dr. Tachovsky, all of which vested upon the completion of the Phase III A clinical trial and the filing of the Phase III A report with the FDA.

(3) Mr. Hunter received options to purchase 217,500 shares of our Common Stock at $4.00 per share, exercisable for five years from date of grant, as compensation for services performed for us during the period of July 1, 1998 through November 30, 1999. In August 1999, we also granted Mr. Hunter options to purchase 120,000 shares of our Common Stock, exercisable at $4.00 per share for a period of five years, as a bonus for services rendered. In February 1998, Mr. Hunter was granted an option to purchase 60,000 shares of Common Stock at $3.00 per share for services rendered in 1998.

(4) Dr. Bailey's employment agreement terminated January 15, 1999. Dr. Bailey received options to purchase 152, 500 shares of Common Stock at $4.00 per share, exercisable for five years from the date of grant, as compensation for services performed for us during the period of July 1, 1998 through November 30, 1999. In August 1999, we also granted Dr. Bailey options to purchase 120,000 shares of our Common Stock, exercisable at $4.00 per share for a period of five years, as a bonus for services rendered. In February 1998, Dr. Bailey was granted an option to purchase 60,000 shares of Common Stock at $3.00 per share for services rendered in 1998.

OPTIONS GRANTED TO DIRECTORS AND EXECUTIVE MANAGEMENT

     In 2000 our directors were granted a total of 40,000 options to purchase Common Stock at $6.00 per share for a period of ten years. The options vested were fully vested as of February 1, 2001. In 2000 our Chief Financial Officer was granted 20,000 options to purchase Common Stock at $5.00 per share as assigned to her by Thomas G. Tachovsky. The options are subject to vesting on performance standards being met and are exercisable for a period of five years.

NON-QUALIFIED STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS DURING 2000

     The following table sets forth certain information regarding grants of stock options to our Executive Officers during 2000. The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 65%-100%, risk-free interest rate of 4.63% - 6.22%, and an expected life of two to five years. None of the following options have been exercised.

                        Number of
                        Securities  % of Total
                        Underlying    Options
                         Options    Granted to     Exercise     Grant      Grant Date
Name                     Granted     Employees     Price ($)     Date     Present Value
----                     -------     ---------     ---------     ----     -------------

Joseph R. Ianelli        20,000         33          $6.00        2/00        $60,000

Wilson S. Benjamin       20,000         33          $6.00        2/00        $60,000

Patricia G. Kriss        20,000         33          $5.00        6/00        $60,000


DIRECTOR COMPENSATION

     Our directors, with the exception of Thomas G. Tachovsky, receive $1,000 for each meeting of the Board attended, $500 for participation in each meeting of the Board by telephonic conference and $500 for participation, in person or by telephonic conference, in each committee meeting, and they are reimbursed for out-of-pocket expenses in attending meetings of the Board of Directors or Committees. Each director in service prior to March 14, 2000 received options to purchase 20,000 shares of our Common Stock for each year of service as a director. Pursuant to the requirements of certain state registration qualification in connection with the March 2000 secondary public offering, the Company was not able to grant additional options to new directors. In lieu of director's options, Paul V. Maier and Randall L. Carpenter have each accrued 667 shares of common stock per month for each month of service as directors but these shares have not been issued as of filing date.


EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company entered an employment agreement with Thomas G. Tachovsky on December 1, 1999 (the "Employment Agreement"), under which Dr. Tachovsky serves as the President and Chief Executive Officer of the Company. Dr. Tachovsky was granted options in conjunction with the Employment Agreement to purchase up to 400,000 shares of Common Stock at a purchase price of $5.00 per share (the "Stock Option Agreement"). Pursuant to the Stock Option Agreement, 100,000 shares shall vest upon the completion of the Phase III-A Clinical Trial and a report submission to the FDA, 150,000 shares shall vest upon the completion of the Phase III-B Clinical Trial and a New Drug Application ("NDA") is submitted to the FDA, and 150,000 shares shall vest upon FDA approval of the NDA. Dr. Tachovsky assigned portions of the options to purchase 20,000 shares of Common Stock to Patricia G. Kriss, the Chief Financial Officer of the Company. In the event of a change of control, merger or consolidation of the Company, all unvested options shall become fully vested at the effective date of such merger, consolidation or change of control. The Employment Agreement may be terminated by either party at any time, with or without cause, by providing written notice and is not for any specific period of time. In the event of termination of the Employment Agreement, all non-vested options shall also be terminated.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board held a total of eight meetings during the fiscal year ended December 31,2000. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board.

     The Company has three standing committees: the Executive Committee, the Audit Committee, and the Compensation Committee.

EXECUTIVE COMMITTEE

     The Executive Committee was formed by the Board to attend to and report to the Board on day-to-day operating, financial, regulatory and other matters. The Committee consists of Thomas G. Tachovsky, Higgins D. Bailey and Joseph R. Ianelli. The duties of the Executive Committee members are in addition to their duties as members of the Board.

AUDIT COMMITTEE

     The Audit Committee was formed in March 2000 pursuant to the Audit Committee Charter (the "Charter") which was included with the prior year's Proxy Statement. The Audit Committee attends to and reports to the Board with respect to matters regarding the Company's independent public accountants, including, without limitation: annual review of the Charter; recommending to the Board of Directors the firm to be engaged as its independent public accountants for the next fiscal year; reviewing with the Company's independent public accountants the scope and results of its audit and any related management letter; consulting with the independent public accountants and management with regard to the Company's accounting methods and adequacy of its internal accounting controls; approving the professional services rendered by the independent public accountants; reviewing the independence, management consulting services and fees of the independent public accountants; inquiring about significant risks or exposures and methods to minimize such risk; ensuring effective use of audit resources, and preparing and supervising SEC reporting requirements as set forth in the section entitled Report of the Audit Committee contained herein. The Audit Committee currently consists of Wilson S. Benjamin, Paul V. Maier and Joseph R. Ianelli, who are all independent directors. The Audit Committee is required meet to at least four times in each fiscal year.

COMPENSATION COMMITTEE

     The Compensation Committee was formed by the Board to attend to and report to the Board with respect to the appropriate compensation of directors and executive officers of the Company and is responsible for administering all the Company's employee benefit plans. The Compensation Committee currently consists of Joseph R. Ianelli, Wilson S. Benjamin and Thomas G. Tachovsky.


              RELATED PARTY AND OTHER MATERIAL TRANSACTIONS


     We sublease approximately 800 square feet of office space from Thomas
T. Anderson, one of our principal Shareholders. The rent on the sublease is $800 per month. We believe this is a competitive lease rate for similar real estate in the area where the office is located.

     In January 1998, we granted Dr. Wynn, who at that time and until May 2001 was a director of the Company, a non-exclusive right for three years to develop both improved products and new products from our proprietary and confidential information. Improved products are those that contain the same active ingredients as Esterom(R) solution, but that are formulated differently. New products are those which are developed from cocaine or a derivative and are separately patentable. We will have all rights to the improved and new products. Dr. Wynn will receive a two percent royalty on the net commercial sales of any improved products he develops. The royalty percentage on any new products he develops is to be determined through negotiation. If agreement is not reached, the royalty is to be determined by an arbitrator with pharmaceutical industry experience.

     At the time of the transactions we did not have any independent directors. However, these transactions are believed to be as favorable at the time as obtainable from third parties and were approved by directors who did not have an interest in the transactions.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's directors, its executive officers and persons who own more than 10% of the Company's Common Stock complied with their reporting obligations under Section 16(a) of the Exchange Act of 1934 during the last fiscal year.

                               PROPOSAL 2
            RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Deloitte & Touche, LLP to serve as independent accountants for the Company for the fiscal year ending December 31, 2001. Such firm has examined the financial statements of the Company since the Company's inception. The Board of Directors considers Deloitte & Touche, LLP to be well qualified.

     Although it is not required to do so, the Board of Directors is submitting its selection of the Company's independent accountants for ratification at the Annual Meeting in order to ascertain the views of Shareholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

     On December 11, 2000, the Company dismissed Causey Demgen & Moore, Inc. as its independent accountants.

     The independent accountants' reports of Causey Demgen & Moore, Inc. on the financial statements of the Company for each of the fiscal years ended December 31, 1999 and December 31, 1998 contained no adverse opinion or disclaimer of opinion and neither of those reports was qualified or modified as to uncertainty, audit scope or accounting procedure.

     During the Company's two fiscal years ended December 31, 1999 and December 31, 1998, and through December 11, 2000, there were no disagreements between the Company and Causey Demgen & Moore, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     Causey Demgen & Moore, Inc. furnished a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter was filed as Exhibit 16.1 to a Current Report on Form 8-K filed on December 14, 2000.

     On December 11, 2000, upon the recommendation of its Audit Committee, the Company's Board of Directors appointed Deloitte & Touche LLP as its new independent accountants.

     During fiscal years ended December 13, 1998 and December 31, 1999, and the subsequent interim period prior to engaging Deloitte & Touche LLP, the Company did not consult with Deloitte & Touche, LLP regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's Financial Statements or any matter that was the subject of a disagreement or reportable event with Causey Demgen & Moore, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE, LLP TO EXAMINE THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

     It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

     A representative of Deloitte & Touche, LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.


                  FINANCIAL STATEMENTS AND INFORMATION

     The financial statements for the fiscal year ended December 31, 2000 were included in the Company's Form 10-KSB filed with the SEC on May 15,
2001.   A copy of the Form 10-KSB is available on the SEC's Edgar Database website at www.sec.gov/edgar/searchedgar/webusers.htm and is also available upon request at the Company's offices by writing to Entropin, Inc. 45926 Oasis Street, Indio, CA 92201, Attn: Patricia G. Kriss, Chief Financial Officer or calling her at (760) 775-8333.

                      REPORT OF THE AUDIT COMMITTEE


     The Audit Committee of the Board of Directors is made up of Paul V. Maier (who is the Chairman), Wilson S. Benjamin and Joseph R. Ianelli. As set forth in more detail in the Audit Committee charter, the primary responsibilities of the Company's Audit Committee fall into three broad categories:

     - to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

     - to review and appraise the audit efforts of the Company's independent accountants and internal auditing department; and

     - to provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met three times during fiscal year 2000. In overseeing the preparation of the Company's financial statements, the Audit Committee has discussed, with both management and the Company's outside auditors, all financial statements prior to their issuance and discussed significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with
Audit Committees). In December, 2000, the Audit Committee recommended that Causey Demgen & Moore, Inc. be dismissed as the Company's independent auditor and that Deloitte & Touche, LLP be appointed in their place, effective as of
December 11, 2000.   On December 14, 2000 the Company filed with the
Securities and Exchange Commission its Current Report on Form 8-K regarding the change of independent auditors. With respect to the Company's outside auditors, the Audit Committee has discussed with the auditors the auditors' independence and expects to receive the written disclosures and the letter from Deloitte & Touche, LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board shortly after the filing of the Proxy
Statement. We have also considered whether the provision of services by Deloitte & Touche, LLP that are not related to the audit of the financial statements referred to above, including without limitation the provision of other non-audit services, is compatible with maintaining independence. Based on the reviews and discussions referred to above, we recommended to the Board that the financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-KSB, for filing with the Securities and Exchange Commission. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

Submitted by the Audit Committee:

Paul V. Maier (Chairman)
Wilson S. Benjamin
Joseph R. Ianelli

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Report by reference in any such document.



                  SHAREHOLDER PROPOSALS TO BE PRESENTED
                       AT THE NEXT ANNUAL MEETING

     Shareholders interested in presenting a proposal for consideration at the Company's Annual Meeting of Shareholders in the year 2002 (the "2002 Annual Meeting") may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To be eligible for inclusion in the Company's 2002 proxy statement, shareholder proposals must be received by the Company's Secretary no later than March 4, 2002. Under the rules of the Securities and Exchange Commission, Shareholders submitting such proposals are required to have held shares of the Company's Common Stock amounting to at least $2,000 in market value or one percent of the Common Stock outstanding for at least one year prior to the date on which such proposals are submitted. Further, such Shareholders must continue to own at least that amount of the Company's Common Stock through the date on which the Annual Meeting is held.

                      TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgement.

                              By Order of the Board of Directors





                              Higgins D. Bailey
                              Chairman of the Board


May 28, 2001

                             ENTROPIN, INC.                 May 28, 2001
     --------------------------------------------------------------

              PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                   SOLICITED BY THE BOARD OF DIRECTORS
     --------------------------------------------------------------

     The undersigned hereby appoints Higgins D. Bailey and Thomas G. Tachovsky, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of Entropin, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Indian Wells Resort Hotel, 76661 Highway 111, Indian Wells, California 92210 on Thursday, June 28, 2001 at 9:00 A.M. Pacific Daylight Time, and at any adjournment thereof
(i) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED IN FAVOR OF ALL PROPOSALS CONTAINED IN THE PROXY STATEMENT.

     A vote FOR the following proposals is recommended by the Board of
Directors:


     1. To elect the following nominees as proposed in the Proxy Statement to serve as Class I directors for a three year term as required by the Articles of Incorporation

          Paul V. Maier              [  ] FOR  [  ] AGAINST  [  ] ABSTAIN

          Randall L Carpenter, M.D.  [  ] FOR  [  ] AGAINST  [  ] ABSTAIN


     2. To ratify the selection of Deloitte & Touche, LLP as independent auditors of the Company for the year ending December 31, 2001;


                  [  ] FOR  [  ] AGAINST  [  ] ABSTAIN



               CONTINUED AND TO BE SIGNED ON REVERSE SIDE

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.     [   ]

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     Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

DO YOU PLAN TO ATTEND THE ANNUAL MEETING:    [  ]   YES     [  ] NO

     Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their title. Please date the Proxy.

Signature(s) ___________________________  Date: ________________________

             ___________________________  Date: ________________________